Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.s 333-197305, 333-159540, 333-189871, 333-142299, 333-174212 and 333-201320) of Rentech, Inc. of our report dated March 15, 2016, except with respect to the discontinued operations described in Note 7 as to which the date is April 6, 2017, relating to the financial statements and financial statement schedules, which appear in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

April 6, 2017